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                                                                  Exhibit 23(vi)


                     CONSENT OF J.P. MORGAN SECURITIES INC.


         We hereby consent to (i) the use of our opinion letter to the Board of Directors of The Standard Products Company (the "Company") included as Appendix B to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of the Company with either Cooper Tire & Rubber ("Cooper") or a wholly owned subsidiary of Cooper, and (ii) the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                            J.P. MORGAN SECURITIES INC.


                                            By:  /s/ Eric J. Stein
                                               ------------------------
                                                 Name: Eric J. Stein
                                                 Title: Vice President


September 2, 1999